                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to RULE 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       PAREXEL International Corporation
                (Name of Registrant as Specified In Its Charter)

                                     [ ]
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [PAREXEL LOGO]
       ------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02154
                            Telephone: 617-487-9900
                               Fax: 617-487-0525
                                                                 October 8, 1997
Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of PAREXEL International Corporation (the "Company") to be held at 3:00 p.m., Boston time, on Thursday, November 13, 1997, at the Harvard Club located at One Federal Street, Boston, Massachusetts 02100.

     At this meeting, you will be asked to:

          (i) elect two Class II directors for three-year terms;

          (ii) amend the Company's 1995 Stock Plan (the "1995 Plan"):

             (a) in connection with the termination of the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and the resulting elimination of the annual automatic grant to each non-employee director of an option to purchase 20,000 shares of Common Stock of the Company:

                (i) to transfer all remaining shares available for grant under the Director Plan to the 1995 Plan, WITHOUT INCREASING THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER ALL OF THE COMPANY'S STOCK OPTION PLANS, and

                (ii) to provide for an annual formula grant to non-employee directors of an option to purchase up to 15,000 shares of Common Stock of the Company under the 1995 Plan, such grant being dependent upon the attendance by such non-employee director at meetings of the Board of Directors and committees thereof; and

             (b) to provide for the limited transferability of stock options granted under the 1995 Plan, and

          (iii) ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

     The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                            Very truly yours,

                                            /s/ Josef H. von Rickenbach
                                            ---------------------------
                                            Josef H. von Rickenbach
                                            President, Chief Executive Officer
                                            and Chairman

                                 [PAREXEL LOGO]
       ------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02154
                            Telephone: 617-487-9900
                               Fax: 617-487-0525

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On November 13, 1997

To the Stockholders of PAREXEL International Corporation:

     Notice is hereby given that the annual meeting of stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), will be held at 3:00 p.m., Boston time, on Thursday, November 13, 1997, at the Harvard Club located at One Federal Street, Boston, Massachusetts 02110, to consider and vote upon the following proposals:

          1. To elect two Class II directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal.

          2. To approve amendments to the Company's 1995 Stock Plan (the "1995 Plan"):

             (a) in connection with the termination of the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and the resulting elimination of the annual automatic grant to each non-employee director of an option to purchase 20,000 shares of Common Stock of the Company:

                (i) to transfer all remaining shares available for grant under the Director Plan to the 1995 Plan, WITHOUT INCREASING THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER ALL OF THE COMPANY'S STOCK OPTION PLANS, and

                (ii) to provide for an annual formula grant to non-employee directors of an option to purchase up to 15,000 shares of Common Stock of the Company under the 1995 Plan, such grant being dependent upon the attendance by such non-employee director at meetings of the Board of Directors and committees thereof; and

             (b) to provide for the limited transferability of stock options granted under the 1995 Plan.

          3. To ratify the selection of Price Waterhouse LLP, independent public accountants, as auditors for the fiscal year ending June 30, 1998.

          4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on September 19, 1997 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any Stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                            By Order of the Board of Directors,

                                            /s/ William T. Sobo, Jr.
                                            ----------------------------------
                                            William T. Sobo, Jr.
                                            Senior Vice President, Chief
                                            Financial Officer,
                                            Treasurer and Clerk

Waltham, Massachusetts
October 8, 1997

                                 [PAREXEL LOGO]
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                October 8, 1997

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the annual meeting of the Company's stockholders to be held at 3:00 p.m., Boston time, on Thursday, November 13, 1997, and at any adjournments or postponements thereof (the "Meeting"), at the Harvard Club located at One Federal Street, Boston, Massachusetts 02110. The Company's 1997 Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 30, 1997, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about October 8, 1997.

     The purpose of the Meeting is:

          1. To elect two Class II directors to the Company's Board of Directors, each to serve for a term of three years and until his successor is elected and qualified or until his earlier resignation or removal.

          2. To approve amendments to the Company's 1995 Stock Plan (the "1995 Plan"):

             (a) in connection with the termination of the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and the resulting elimination of the annual automatic grant to each non-employee director of an option to purchase 20,000 shares of Common Stock of the Company:

                (i) to transfer all remaining shares available for grant under the Director Plan to the 1995 Plan, WITHOUT INCREASING THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER ALL OF THE COMPANY'S STOCK OPTION PLANS, and

                (ii) to provide for an annual formula grant to non-employee directors of an option to purchase up to 15,000 shares of Common Stock of the Company under the 1995 Plan, such grant being dependent upon the attendance by such non-employee director at meetings of the Board of Directors and committees thereof; and

             (b) to provide for the limited transferability of stock options granted under the 1995 Plan.

          3. To ratify the selection of Price Waterhouse LLP, independent public accountants, as auditors for the fiscal year ending June 30, 1998.

     The Board has fixed the close of business on September 19, 1997 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 20,099,320 shares of the Company's Common stock were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Clerk of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02154, Attention: Clerk, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board, will be voted as stated below under "Election of Director." Any stockholder submitting a proxy has the right to withhold authority to vote for the nominee to the Board by so marking the box provided on the proxy.

     In addition to the election of two Class II directors to three year terms, the stockholders will consider and vote upon proposals to amend the Company's 1995 Stock Plan and to ratify the selection of auditors, all as further described in this Proxy Statement. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. Votes withheld from the nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

     Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. The shares will be voted FOR the matter in question if no specification is made.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 19, 1997 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current director or director nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table and
(iv) by all current directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                           SHARES BENEFICIALLY     PERCENTAGE OF SHARES
                NAME OF BENEFICIAL OWNER                        OWNED(1)           BENEFICIALLY OWNED(1)
---------------------------------------------------------  -------------------     ---------------------
Putnam Investments, Inc. and affiliates(2)...............       2,596,844                   12.9%
  One Post Office Square
  Boston, MA 02109
Pilgrim Baxter & Associates(3)...........................       2,009,701                   10.0
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087
Josef H. von Rickenbach(4)...............................         713,699                    3.6
Werner M. Herrmann(5)....................................         118,186                      *
A. Dana Callow(6)........................................          94,248                      *
James A. Saalfield(7)....................................          40,298                      *
Patrick J. Fortune(8)....................................           6,666                      *
Serge Okun...............................................               0                      *
Peter Barton Hutt(9).....................................           6,666                      *
William T. Sobo, Jr.(10).................................          49,538                      *
R. Adrian Otte(11).......................................          24,159                      *
Taylor J. Crouch(12).....................................          24,500                      *
Barry R. Philpott(13)....................................          16,550                      *
All executive officers, directors and director nominees
  as a group (13 persons)(14)............................       1,105,465                    5.4

---------------

 *  Less than 1% of the outstanding Common Stock.

 (1) The number of shares of Common Stock deemed outstanding includes:
     (i) 20,099,320 shares of Common Stock outstanding as of September 19, 1997; and (ii) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after September 19, 1997 ("presently exercisable" stock options), as set forth below. All share amounts have been adjusted to reflect a 2-for-1 stock split of the Company's Common Stock on February 7, 1997.

 (2) Ownership is stated as of June 30, 1997, as reflected in a Schedule 13F filed by Putnam Investments, Inc. ("Putnam") with the Securities and Exchange Commission. Shares beneficially owned by Putnam consist of securities beneficially owned by subsidiaries of Putnam which are registered investment advisors, which in turn include securities beneficially owned by clients of such investment advisors, which clients may include investment companies registered under the Investment Company Act and/or employee benefits plans, pension funds, endowment funds or other institutional clients. The subsidiaries, Putnam Investment Management, Inc., the investment adviser to the Putnam family of mutual funds, and the Putnam Advisory Company, Inc., the investment advisor to Putnam's institutional clients, have dispositary power over the shares as investment managers, but each of the mutual funds trustees have voting power over the shares held by each fund. The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. Putnam disclaims beneficial ownership of such shares.

 (3) Ownership is stated as of June 30, 1997, as reflected in a Schedule 13F filed by Pilgrim Baxter & Associates ("Pilgrim") with the Securities and Exchange Commission. Pilgrim is a registered investment adviser. Pilgrim has shared power to vote or direct the vote of such shares and has sole power to dispose or direct the disposition of such shares.

 (4) Includes 594,058 shares of Common Stock owned by The Josef H. von Rickenbach GRAT dated November 17, 1995. Includes 72,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (5) Includes 1,200 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (6) Includes 81,666 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (7) Includes 26,666 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (8) Consists of 6,666 shares of Common Stock issuable pursuant to presently exercisable stock options.

 (9) Consists of 6,666 shares of Common Stock issuable pursuant to presently exercisable stock options.

(10) Includes 46,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(11) Includes 21,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(12) Includes 19,000 shares of Common Stock issuable pursuant to presently exercisable stock options.

(13) Includes 16,500 shares of Common Stock issuable pursuant to presently exercisable stock options.

(14) Includes 309,864 shares of Common Stock issuable pursuant to presently exercisable stock options.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Organization, the Company's Board is divided into three classes: the Class I, Class II and Class III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class II directors' terms will expire at this Meeting. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. Prior to the Meeting, James A. Saalfield and Peter Barton Hutt were the Class II directors. Mr. Hutt has informed the Board of his decision not to stand for reelection at the end of his term. The nominees for Class II directors are James A. Saalfield and Serge Okun.

     The information below sets forth for each member of the Board, including the Class II nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information:

Class II Director and Class II Director Nominee: To be elected at the 1997 Annual Meeting of Stockholders

     JAMES A. SAALFIELD, 50, was initially elected a director of the Company in January 1993 and is a member of the Audit Committee and the Stock Option Committee of the Board. Mr. Saalfield is a retired general partner of Fleet Venture Partners I, II, III and IV and managing general partner of Dean's Hill L.P. and The Still River Fund and President of The Still River Management Company. Mr. Saalfield served as the senior vice president of Fleet Venture Resources, Inc. and senior vice president of Fleet Growth Resources, Inc. from 1985 to 1993. Mr. Saalfield is a director of a number of companies, including KVH Industries, Physiometrix Inc. and a number of private companies.

     SERGE OKUN, 51, is a nominee for a position as a Class II director of the Company. Mr. Okun is President and Chief Executive Officer of PST International and President of BMTS. Prior to his positions at PST International, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet's Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun is a director of ADIDAS AG and several privately held companies including MediMedia, BMTS and Fin'Objects.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees named above. The election of the directors will be determined by a plurality of the votes cast at the Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of other persons.

Class III Directors: Term expires at 1998 Annual Meeting of Stockholders

     JOSEF H. VON RICKENBACH, 42, co-founded PAREXEL in 1983 and has served as a director since then. Prior to his involvement with PAREXEL, he was European Area Manager with ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach has worked for Schering-Plough, Inc. and 3M (East), a division of Minnesota Mining and Manufacturing, Inc. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the Lucerne College of Economics and Administration.

     A. DANA CALLOW, JR., 45, was elected a director of the Company in June 1986 and is a member of the Audit Committee, Compensation Committee and Stock Option Committee of the Board. Mr. Callow is the Managing General Partner of the general partner of Boston Millennia Partners Limited Partnership, a venture capital firm. He is also a general partner of Boston Capital Ventures International Limited Partnership, Boston Capital Ventures Limited Partnership, Boston Capital Ventures II Limited Partnership and Boston Capital Ventures III, Limited Partnership, each a venture capital firm. Mr. Callow is a director of a number of companies, including ILEX Oncology, Inc., Tektagen, Inc., Health Advance Institute, Inc., and Child Health Systems, Inc.

Class I Directors: Term expires at the 1999 Annual Meeting of Stockholders

     PATRICK J. FORTUNE, Ph.D., 50, was elected a director of the Company in June 1996 and is a member of the Compensation Committee of the Board. Mr. Fortune is Vice President, Information Technology and Chief Information Officer of Monsanto Company. From 1994 to October 1995, Mr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation. From 1991 to 1994, Mr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb. Prior to that, Mr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco and held several management positions with Baxter International, Inc., including Corporate Vice President, Vice President, Research and Development and Vice President, Information Services.

     PROF. DR. MED. WERNER M. HERRMANN, 56, is a Senior Vice President of PAREXEL and was elected a director of the Company in April 1991. Dr. Herrmann founded a Berlin-based provider of clinical and biostatistical and clinical data management services in 1982, which was acquired by PAREXEL and renamed PAREXEL GmbH Independent Pharmaceutical Research Organization. Prior to 1982, Dr. Herrmann was head of the Psychiatry and Neurology Branch, Department of Experimental and Clinical Pharmacology, Institute for Drugs, Federal Health Office, Berlin, Germany, from 1979 to 1982. Dr. Herrmann is a Full Professor at the Department of Psychiatry, Free University of Berlin.

DIRECTORS' COMPENSATION

     Non-employee members of the Board receive $1,500 per day of in-person Board meetings (with no more than one $1,500 payment being made for any one day and no more than $7,500 per year for each director). Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. There are no family relationships among any of the executive officers or directors of the Company.

     The Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") currently provides for the grant of options to purchase a maximum of 540,000 shares of Common Stock of the Company to non-employee directors of the Company. The Director Plan provides for an automatic grant of an option for 20,000 shares on the first business day of July of each year to each non-employee director who has continuously served for the lesser of (i) the previous full year or (ii) since the last annual meeting of stockholders at which directors were elected. The exercise price per share for all options granted under the Director Plan is equal to the market price of the Common Stock as of the date of grant. The options granted annually become exercisable in three equal annual installments beginning on the first anniversary of the date of grant, subject to specified meeting attendance requirements. Options to purchase an aggregate of 253,000 shares of Common Stock have been granted to date under the Director Plan.

     On July 8, 1997, in order to take advantage of recent changes to Section 16(b) of the Securities Exchange Act of 1934, as amended, and to allow the Board greater flexibility in administering the Company's various stock option plans, the Board voted to: (i) suspend any further grants to non-employee directors under the Director Plan and terminate the Director Plan effective upon approval of the proposed amendments to the 1995 Stock Plan (the "1995 Plan") as set forth in this Proxy Statement under the heading "PROPOSAL TO APPROVE AMENDMENTS TO THE 1995 STOCK PLAN," (ii) provide for an annual formula grant of a lesser amount of options to non-employee directors of the Company under the 1995 Plan, and (iii) transfer all remaining shares available for grant under the Director Plan to the 1995 Plan, without increasing the aggregate number of shares available for grant under the Company's stock option plans.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met six times and took action by unanimous written consent six times during the fiscal year ended June 30, 1997. The Board has a standing Audit Committee, Stock Option Committee and Compensation Committee. The Audit Committee, which oversees the accounting and financial functions of the Company, met once during the fiscal year ended June 30, 1997. Messrs. Callow and Saalfield are the current members of the Audit Committee. The Stock Option Committee of the Company, which reviews and approves option grants and administers the Company's stock option plans, took action by unanimous written consent ten times during the fiscal year ended June 30, 1997. Messrs. Callow and Saalfield are the current members of the Stock Option Committee. James L. Currie, a former non-employee director of the Company, was a member of the Stock Option Committee during the fiscal year ended June 30, 1996, but resigned on July 1, 1996. The Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation, met and took action by unanimous written consent four times during the fiscal year ended June 30, 1997. Messrs. Callow and Fortune are the current members of the Compensation Committee. Mr. von Rickenbach and James L. Currie, a former non-employee director of the Company, were members of the Compensation Committee during the fiscal year ended June 30, 1996, but each resigned on July 1, 1996.

     During the fiscal year ended June 30, 1997, all of the Company's directors attended at least seventy-five percent of the total number of meetings of the Board and at least seventy-five percent of the total number of meetings of all committees of the Board on which they served.

EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company are as follows:

                NAME                   AGE                 POSITION(S)
-------------------------------------  ---   ----------------------------------------
Josef H. von Rickenbach..............   42   President, Chief Executive Officer and
                                             Chairman of the Board
William T. Sobo, Jr..................   40   Senior Vice President, Chief Financial
                                             Officer, Treasurer and Clerk
James M. Karis.......................   49   President, Worldwide Research Operations
                                             and Chief Operating Officer
Barry R. Philpott....................   48   President, European Operations and Chief
                                             Administrative Officer
R. Adrian Otte, M.D..................   41   Senior Vice President
Paule Dapres, M.D....................   52   Senior Vice President
Taylor J. Crouch.....................   37   Senior Vice President
Prof. Dr. med. Werner M. Herrmann....   56   Senior Vice President and Director

     WILLIAM T. SOBO, JR. is responsible for all financial activities of the Company as well as corporate development and administrative activities in North America. Prior to joining PAREXEL in 1987, Mr. Sobo was a supervisor at Coopers & Lybrand in the emerging business/middle market group and also served as the controller for a regional financial consulting firm. Mr. Sobo is a Certified Public Accountant and received an M.B.A. from Boston University and a B.S. from the Wharton School at the University of Pennsylvania.

     JAMES M. KARIS is responsible for the general management of the Company's worldwide research operations. Prior to joining PAREXEL in December 1996, Mr. Karis served in several senior management positions, most recently as Chief Operating Officer of Pharmaco International Inc. Prior to that, Mr. Karis served as President of KMR Group, Inc. Mr. Karis holds an M.A. in Economics from The American University and a B.S. in industrial management and economics from Purdue University.

     BARRY R. PHILPOTT is responsible for the general management of PAREXEL's European operations and for worldwide administrative activities. Prior to joining PAREXEL in 1993, Mr. Philpott served in several senior management positions with EG&G Inc., a diversified technology company based in Massachusetts, most recently as General Manager of its Worldwide Optical & Analytical Division. Previous to this position he was the President and Managing Director of EG&G Applied Research Corp.

     R. ADRIAN OTTE, M.D. is responsible for the Company's North American clinical operations. Prior to joining PAREXEL's operations in Germany as Vice President, Clinical Research Europe and General Manager of PAREXEL's Central European region, Dr. Otte served in several senior management positions, most recently as Head of Clinical Research, at Duphar BV Holland. Dr. Otte received his medical degree at the Welsh National School of Medicine and is a Fellow of the Faculty of Pharmaceutical Medicine.

     PAULE DAPRES, M.D. is responsible for the Company's European clinical operations. Prior to joining PAREXEL in 1992, Dr. Dapres served in several senior management positions at Schering Plough, Inc. Dr. Dapres received her M.D. degree from the University of Paris.

     TAYLOR J. CROUCH is responsible for the Company's client relations activities, including proposal preparation, contract negotiations and account management, and is responsible for the Company's worldwide marketing activities. Prior to joining PAREXEL's operations in Germany as Vice President, Client Relations and Marketing in 1991, Mr. Crouch served in several senior management positions, most recently as Marketing Operations Manager, at Schering-Plough, Inc. in Germany. Mr. Crouch received an M.B.A. from the University of Chicago.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. von Rickenbach, the President, Chief Executive Officer and Chairman of the Company, served as a member of the Compensation Committee of the Board of Directors during the fiscal year ended June 30, 1996, but resigned on July 1, 1996. No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the past three fiscal years by its Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years 1997, 1996 or 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                              -------------
                                                           ANNUAL COMPENSATION                   AWARDS
                                                -----------------------------------------      SECURITIES
            NAME AND                FISCAL                                   OTHER ANNUAL      UNDERLYING/        ALL OTHER
       PRINCIPAL POSITION            YEAR       SALARY(1)       BONUS        COMPENSATION     OPTIONS(#)(2)      COMPENSATION
---------------------------------   ------      ---------      --------      ------------     -------------      ------------
Josef H. von Rickenbach..........    1997       $255,208       $160,626(3)      $ 4,302(4)             0           $  9,945(5)
  President, Chief Executive         1996        199,188              0           5,114(4)       100,000             38,825
  Officer and Chairman               1995        183,545              0          26,973(6)             0              3,450
Barry R. Philpott................    1997        193,860         97,334           9,305(4)             0             15,509(7)
  President, European Operations     1996        162,530         50,694          12,151(4)        30,000             13,002
  and Chief Administrative
  Officer                            1995        146,300              0              --                0             11,704
Taylor J. Crouch.................    1997        130,000        159,275(8)           --                0              3,553(7)
  Senior Vice President              1996        150,968         16,171              --           24,000              3,570
                                     1995        131,176              0              --                0              2,758
R. Adrian Otte, M.D..............    1997        175,000         48,607              --                0             13,370(9)
  Senior Vice President              1996        152,079         40,220              --           24,000             12,454
                                     1995        129,539         10,125              --           10,000              3,675
William T. Sobo, Jr..............    1997        175,000         73,750              --                0              3,618(7)
  Senior Vice President, Chief       1996        144,750         61,500              --           60,000             11,184
  Financial Officer, Treasurer
  and Clerk                          1995        117,750              0              --                0              2,729

---------------

(1) Includes commissions.

(2) All share figures have been adjusted in accordance with the terms of the option to reflect a two-for-one stock split of the Company's Common Stock on February 7, 1997.

(3) Amount includes $70,000 earned in fiscal 1996 but paid in fiscal 1997.

(4) Automobile allowance.

(5) Includes $3,087 in contributions to defined contribution plans and $6,858 for unused paid vacation.

(6) Includes $11,084 automobile allowance and $15,889 related to interest on stock subscriptions receivable.

(7) Contributions to defined contribution plans.

(8) Amount includes $84,436 earned in fiscal 1996 but paid in fiscal 1997.

(9) Includes $3,000 in contributions to defined contribution plans and $10,370 for unused paid vacation.

EMPLOYMENT AGREEMENTS

     The Company and James M. Karis are parties to a letter agreement of employment dated December 30, 1996. Mr. Karis' current annual base salary is $264,000. The agreement provides that the Company will continue to pay Mr. Karis' base salary for six months if Mr. Karis is terminated by the Company other than for cause.

     The Company and Barry R. Philpott are parties to a letter agreement of employment dated July 6, 1993. Mr. Philpott's current annual base salary is p130,000 (approximately $209,000). The Company may terminate Mr. Philpott's employment upon two months' notice and upon payment of severance benefits equal to one month's base salary per full year of service, with a maximum payment equal to six months' base salary.

     Dr. Herrmann entered into a letter agreement of employment with the Company effective July 1, 1997. This agreement provides for a monthly base salary of $5,800. In addition, Dr. Herrmann and PAREXEL GmbH are parties to an employment agreement dated June 30, 1993 and amended effective July 1, 1997. This agreement provides for an annual base salary of approximately DM 108,000 (approximately $61,000).

     The executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during and for one year subsequent to the term of employment.

OPTIONS AND STOCK PLANS

     Option Grants. No options were granted by the Company to the Named Executive Officers during the fiscal year ended June 30, 1997.

     Option Exercises and Fiscal Year-End Option Table. The following table sets forth certain information concerning options granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended June 30, 1997; (ii) the net value realized upon such exercise; (iii) the number of unexercised stock options outstanding as of June 30, 1997; and (iv) the value of such unexercised options at June 30, 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED,
                                                              NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                                    OPTIONS AT                  OPTIONS AT FISCAL
                               SHARES          VALUE            FISCAL YEAR-END(1)                 YEAR-END(3)
                            ACQUIRED ON       REALIZED     ----------------------------    ----------------------------
          NAME             EXERCISE(#)(1)      ($)(2)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------  --------------    ----------    -----------    -------------    -----------    -------------
Josef H. von Rickenbach..      40,000        $  660,500       64,000          36,000       $ 1,507,000      $ 468,000
Barry R. Philpott........       8,000           181,328        8,500          33,500           188,625        619,875
Taylor J. Crouch.........           0                --       15,000          21,000           371,250        306,750
R. Adrian Otte, M.D. ....           0                --       15,000          29,000           356,250        510,750
William T. Sobo, Jr......      60,000         1,656,390       42,000          18,000           996,000        234,000

---------------

(1) All share figures have been adjusted in accordance with the terms of the option to reflect a two-for-one stock split of the Company's Common Stock on February 7, 1997.

(2) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of Common Stock on the date of exercise and exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash, if any, received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(3) Value is based on the difference between the option exercise price and the fair market value at June 30, 1997, the fiscal year-end ($31.75 per share as quoted on the Nasdaq National Market) multiplied by the number of shares underlying the option.

     Stock Plans. The Company currently maintains three stock ownership plans: the 1995 Stock Plan, the 1995 Employee Stock Purchase Plan and the 1995 Non-Employee Director Stock Option Plan.

     1995 Stock Plan. The 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors of the Company on September 14, 1995 and approved by the stockholders on November 3, 1995. The 1995 Plan provides for the grant of incentive stock options to officers and other employees and the grant of non-qualified stock options, stock awards and authorization to make purchases of Common Stock to employees, consultants, directors and officers of the Company. A detailed discussion of the terms of the 1995 Plan is found under the heading "PROPOSAL TO APPROVE AMENDMENTS TO THE 1995 STOCK PLAN."

     1995 Employee Stock Purchase Plan. The 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan") was adopted by the Board of Directors of the Company on September 14, 1995 and was approved by the stockholders on November 3, 1995. The 1995 Purchase Plan provides for the issuance of a maximum of 600,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Presently, 400,251 shares are available for future issuance under the 1995 Purchase Plan. The 1995 Purchase Plan is intended to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company. The 1995 Purchase Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options granted pursuant to the 1995 Purchase Plan will constitute options pursuant to an "employee stock purchase plan" within the meaning of
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The 1995 Purchase plan is administered by the Stock Option Committee. All employees of the Company, except employees who immediately after the option was granted would own five percent or more of the Company's voting stock, whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the 1995 Purchase Plan. To participate in the 1995 Purchase Plan, an eligible employee must authorize the Company to deduct an amount (not less than one percent nor more than ten percent of a participant's total compensation) from his or her total compensation, including base pay or salary and any bonuses or commissions, generally during six-month periods from September 1 to the last day of February and from March 1 to August 31 of each calendar year (each a "Payment Period"), but in no case shall an employee be entitled to purchase more than 1,000 shares in any Payment Period. Any excess is refunded to the employee to the extent the 1,000 share limit is exceeded. The exercise price for the option for each Payment Period is 85% of the lesser of the average market price of the Common Stock on the first or last business day of the Payment Period. If an employee is not a participant on the last day of the Payment Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee's rights under the 1995 Purchase Plan generally terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment. To date, options to purchase 199,749 shares of Common Stock have been exercised pursuant to the 1995 Purchase Plan. As of September 19, 1997, 631 employees were participating in the 1995 Purchase Plan. Unless terminated sooner, the 1995 Purchase Plan shall terminate on September 14, 2005.

     The 1995 Non-Employee Director Stock Option Plan. The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors of the Company on September 14, 1995, approved by the stockholders on November 3, 1995. The Director Plan currently provides for the grant of options to purchase a maximum of 540,000 shares of Common Stock of the Company to non-employee directors of the Company. The Director Plan provides for an automatic grant of an option for 20,000 shares on the first business day of July of each year to each non-employee director who has continuously served for the lesser of (i) the previous full year or (ii) since the last annual meeting of stockholders at which directors were elected. The exercise price per share for all options granted under the Director Plan is equal to the market price of the Common Stock as of the date of grant. The options granted annually become exercisable in three equal annual installments beginning on the first anniversary of the date of grant, subject to specified meeting attendance requirements.

     As of the September 19, 1997, options to purchase an aggregate of 253,000 shares of Common Stock have been granted to the non-employee directors under the Director Plan.

     On July 8, 1997, in order to take advantage of recent changes to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board voted to (i) suspend any further grants to non-employee directors under the Director Plan and terminate the Director Plan effective upon approval of the proposed amendment to the 1995 Stock Plan (the "1995 Plan") as set forth in this Proxy Statement under the heading "PROPOSAL TO APPROVE AMENDMENTS TO THE 1995 STOCK PLAN," (ii) provide for an annual formula grant of a lesser amount of options to non-employee directors of the Company under the 1995 Plan, and (iii) transfer all remaining shares available for grant under the Director Plan to the 1995 Plan, without increasing the aggregate number of shares available for grant under the Company's stock option plans.

     Federal Income Tax Consequences. THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 1995 PLAN, THE 1995 PURCHASE PLAN AND THE DIRECTOR PLAN, AND OF CERTAIN OTHER RIGHTS GRANTED UNDER THE 1995 PLAN, IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THESE PLANS OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

     A. Incentive Stock Options (individually, an "ISO," and collectively, "ISOs"). The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1995 Plan:

          1. In general, an optionee will not recognize any income upon grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Period"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

          6. An optionee may be entitled to exercise an ISO be delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

          7. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          8. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     B. Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to options granted under the 1995 Plan which do not qualify as ISOs, and to all options granted under the Director Plan (individually, a "Non-qualified Option", and collectively, "Non-qualified Options"):

          1. In general, an optionee will not recognize any income upon the grant of a Non-qualified Option, and the Company will not be entitled to a federal income tax deduction upon such grant.

          2. An optionee generally will recognize ordinary income at the time of exercise of the Non-qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

          3. When an optionee sells the shares acquired upon the exercise of a Non-qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income).

          4. When an optionee recognizes ordinary income attributable to a Non-qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

          5. An optionee may be entitled to exercise a Non-qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-qualified Option in such fashion, special rules will apply.

          6. Special rules apply if the shares acquired upon the exercise of a Non-qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     C. Stock Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases (each as defined below) under the 1995 Plan:

     Under current federal income tax law, persons receiving Common Stock under the 1995 Plan pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally will recognize ordinary income equal to the fair market value of the shares received reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such shares are sold, the seller generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     D. Options Granted under the 1995 Employee Stock Purchase Plan. The following general rules are currently applicable under current federal income tax law to options under the 1995 Purchase Plan:

          1. The amounts deducted from an employee's pay under the 1995 Purchase Plan will be included in the employee's compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1995 Purchase Plan or at the time the employee purchases shares pursuant to the 1995 Purchase Plan.

          2. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

             (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

             (b) the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

          3. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the Payment Period over the amount the employee paid for the shares.

          In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income).

          4. If the employee disposes of shares purchased pursuant to the 1995 Purchase Plan more than two years after the first business day of the Payment Period, the Company will not be entitled to any federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount which is treated as ordinary income as a result of such disposition.

STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from November 22, 1995, the date of the Company's initial public offering, through June 30, 1997, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on November 22, 1995 in the Company's Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

                             [PASTE-UP GRAPH HERE]

                                                    November 22, 1995      June 30, 1997
     PAREXEL International Corporation                    $ 100                $ 330
     Nasdaq U.S. Stock Index                              $ 100                $ 142
     Nasdaq Health Services Index                         $ 100                $ 115

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     Overview. The Company's executive compensation program is administered by the Compensation Committee and the Stock Option Committee of the Board of Directors (the "Compensation Committee" and "Stock Option Committee," respectively, and "Committees," collectively). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management, reviews, as appropriate, other compensation standards of the Company and administers the Company's 401(k) Savings and Retirement Plan. The Stock Option Committee, pursuant to authority delegated by the Board of Directors, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company's 1986 Incentive Stock Option Plan, 1987 Stock Plan, 1989 Stock Plan, 1995 Stock Plan, 1995 Purchase Plan and Director Plan.

     The members of the Compensation Committee and the Stock Option Committee, who are currently non-employee directors, bring expertise in matters relating to executive compensation to their service on the Compensation and Stock Option Committees gained through their experience on other Boards of Directors of public and private companies. The current members of the Compensation Committee are A. Dana Callow, Jr. and Patrick J. Fortune. Josef H. von Rickenbach, President, Chief Executive Officer and Chairman, was a member of the Compensation Committee until July 1, 1996, when he was replaced by Mr. Fortune. The current members of the Stock Option Committee are Mr. Callow and James A. Saalfield.

     Procedure for Establishing Compensation. At the beginning of each fiscal year the Committees establish the annual compensation for the Company's executive officers based, in part, on recommendations of the Company's Chief Executive Officer. The Committees review the recommendations, taking into account the following factors: (i) external market data; (ii) the Company's performance; (iii) the individual's contribution to the Company's success; and
(iv) the internal equity of compensation levels among executive officers. In addition, in determining fiscal 1998 compensation levels, the Compensation Committee and the Stock Option Committee reviewed recommendations from a compensation consulting firm, including a survey of cash compensation and stock option awards at similarly situated companies.

     Tax Considerations. The Company does not believe Section 162(m) of the Code, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Committees have considered the requirements of Section 162(m) of the Code and the related regulations. It is the Committees' present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

     Elements of Executive Compensation. The Company's compensation policy for executive officers is designed to achieve the following objectives: (i) to enhance profitability of the Company and align management's longterm interests with those of the stockholders; (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative and achievement and (iv) to provide competitive compensation that will attract and retain qualified executives. Compensation under the executive compensation program is comprised of cash compensation in the form of salary and performance-based bonuses, long-term incentive opportunities in the form of stock options and various benefits, including medical, savings and insurance plans available to all employees of the Company.

     An executive officer's compensation package includes: (i) base salary, which is based upon the overall performance of the Company and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Company and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans and the Company's 1995 Purchase Plan, which are generally available to all employees of the Company.

     Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies; (v) corporate and individual performance and (vi) recommendations from a compensation consulting firm. The Compensation Committee's review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers.

     Performance-Based Compensation. The Company's performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as ability to recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. Performance-based cash compensation is generally awarded based on formulas established by the Compensation Committee at the time salaries are fixed. Bonus formulas for each executive officer are based on the Company's achieving specified objectives set forth in the Company's annual operating plan.

     In establishing performance bonus formulas for the Company's executive officers, the Compensation Committee considered: (i) the annual base compensation of each individual; (ii) individual performance; (iii) the actual performance of the Company as compared to projected performance under the Company's annual operating plan; (iv) the projected future performance of the Company; (v) the general business environment; and (vi) periodically published surveys of performance compensation at comparable companies. The Compensation Committee's review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers.

     Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of its stockholders. When establishing stock option grant levels, the Stock Option Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options, the current stock price and recommendations from an independent consulting firm. Stock options granted under the Company's stock plans generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Generally, these stock options become exercisable as follows: (i) 40% over time (10% on each of the first four anniversaries of the date of grant); (ii) 30% on the fifth anniversary of the date of grant, or earlier if the Company achieves certain shareholder return levels specified in the option agreement; and (iii) 30% on the fifth anniversary of the date of grant, or earlier if the Company achieves certain earnings per share levels specified in the option agreement.

     In awarding stock options, the Stock Option Committee generally reviews:
(i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies;
(iii) individual performance during the fiscal year in question; (iv) past financial performance and future expectations; and (v) recommendations from an independent consulting firm. For new executive officers, the Stock Option Committee also considers the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long term.

     In the fiscal year ended June 30, 1997, one executive officer of the Company was awarded non-qualified stock options to purchase an aggregate of 35,000 shares of Common Stock. No Named Executive Officer was awarded stock options in fiscal 1997.

     CEO Compensation. Mr. von Rickenbach, the Company's President and Chief Executive Officer, may participate in the same compensation programs that are available to the Company's other executive officers and his compensation is determined in accordance with the policies applicable to other executive officers as described above. The Compensation Committee believed that, at the beginning of fiscal 1997, Mr. von Rickenbach's annual compensation was not competitive with the compensation paid by other companies in its industry to their chief executive officers. In that regard, in fiscal 1997 the Committee increased Mr. von Rickenbach's base salary to $250,000 from $200,000 and awarded him a cash bonus for fiscal 1997 of $105,000. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Committee determined that Mr. von Rickenbach's compensation was justified because of the Company's strong financial performance in fiscal 1996. Specifically, the Committee noted: the approximately 50% increase in the Company's revenues for fiscal 1996 compared to fiscal 1995 the prior year; the achievement by the Company of financial and other performance objectives; the completion of two public offerings in fiscal 1996 totaling $36.9 million; and the successful completion in fiscal 1996 of two strategic acquisitions. Mr. von Rickenbach received no stock options in fiscal 1997. The Compensation Committee will review Mr. von Rickenbach's compensation package periodically to ensure that it remains competitive.

                         Respectfully submitted by the:

           Compensation Committee:                       Stock Option Committee:
             A. Dana Callow, Jr.                           A. Dana Callow, Jr.
              Patrick J. Fortune                            James A. Saalfield

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

     Patrick J. Fortune is an executive officer at the Monsanto Company. G.D. Searle & Co., a subsidiary of the Monsanto Company, has made payments to the Company of approximately $13,021,000 for fiscal 1997 in connection with clinical trials management and biostatistical analysis as well as other drug development and consulting services.

             PROPOSAL TO APPROVE AMENDMENTS TO THE 1995 STOCK PLAN

DESCRIPTION OF THE 1995 STOCK PLAN

     The 1995 Plan was adopted by the Board of Directors of the Company on September 14, 1995 and received shareholder approval on November 3, 1995. The Board of Directors, on July 8, 1997, approved proposed amendments to the 1995 plan:

          (a) in connection with the termination of the 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and the resulting elimination of the annual automatic grant to each non-employee director of an option to purchase 20,000 shares of Common Stock of the Company,

             (i) to transfer all remaining shares available for grant under the Director Plan to the 1995 Plan, without increasing the aggregate number of shares available for grant under all of the Company's stock option plans, and

             (ii) to provide for an annual formula grant to non-employee directors of an option to purchase up to 15,000 shares of Common Stock of the Company under the 1995 Plan, such grant being dependent upon the attendance by such non-employee director at meetings of the Board of Directors and committees thereof; and

          (b) to provide for the transferability of stock options granted under the 1995 Plan to family members and estate planning vehicles for the benefit of such family members.

     The proposed amendments would become effective upon the approval of the stockholders of the Company. The Board of Directors believe that the amendments are important to permit the Board to continue to provide incentives to present and future key employees. The Board recommends a vote FOR the approval of the amendment to the 1995 Plan.

     The 1995 Plan, as proposed to be amended, is divided into two parts. Under
Part I of the 1995 Plan, employees of the Company may be awarded ISOs, as defined in Section 422(b) of the Code, and directors, officers, employees, and consultants of the Company may be granted (i) Non-qualified Options; (ii) Awards; and (iii) Purchases. Under Part II of the 1995 Plan, non-employee directors of the Company are eligible to receive an annual formula grant of Non-qualified Options, determined in the manner described below. ISOs, Non-qualified Options, Awards, and Purchases are collectively referred to as "Stock Rights." ISOs and Non-qualified Options are sometimes collectively referred to as "Options."

     Administration. The 1995 Plan is administered by the Company's Stock Option Committee (the "Committee). With respect to Part I of the 1995 Plan, the Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, in respect to ISOs, Non-qualified Options, and Purchases, the exercise of purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, including the nature of such Stock Right as an ISO, Non-qualified Option, Award, or Purchase, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights.

     Part II of the 1995 Plan establishes a formula grant program within the 1995 Plan and provides for the annual automatic formula grant of Non-qualified Options to each non-employee director of the Company on the first business day in July of each year. The number of Non-qualified Options granted to each non-employee director is dependent upon the number of Board and committee meetings attended by such non-employee director during the prior fiscal year; provided, however, no one non-employee director can receive an option for more than 15,000 shares of Common Stock in any one year. Specifically, on the first business day in July in each year beginning in July 1998, each member of the Board who is not an employee or officer of the Company on such date and who has served as a member of the Board since the last meeting of stockholders at which directors were elected, shall be automatically granted an option to purchase: (i) 1,000 shares of the Common Stock, multiplied by the number of Board meetings physically attended by such person during the immediately preceding fiscal year; plus (ii) 500 shares of the Common Stock, multiplied by the number of Board meetings such person participated in by telephone during the immediately preceding fiscal year; plus (iii) 1,000 shares of the Common Stock, multiplied by the number of committee meetings (other than committee meetings held on the same day as full Board meetings) physically attended by such person during the immediately preceding fiscal year; plus (iv) 500 shares of the Common Stock, multiplied by the number of committee meetings such person participated in by telephone during the immediately preceding fiscal year; plus (v) 500 shares of the Common Stock, multiplied by the number of committee meetings held on the same day as a Board meeting and physically attended by such person during the immediately preceding fiscal year; provided, however, that (A) the aggregate number of shares granted pursuant to clauses (i) and (ii) above shall not exceed 7,500 shares in connection with any grant in any year; (B) the aggregate number of shares granted pursuant to clauses (iii), (iv) and (v) above shall not exceed 3,750 shares per committee in connection with any grant in any year; and (C) the aggregate number of shares granted pursuant to clauses (iii), (iv) and (v) above shall not exceed 7,500 shares in connection with any grant in any year. The number of shares of Common Stock of the Company reserved for issuance to non-employee directors pursuant to Part II of the 1995 Plan is 540,000 shares less the number of shares issued upon the exercise of all Non-qualified Options previously granted under the Director Plan.

     Effective August 15, 1996, the Securities and Exchange Commission (the "Commission") revised Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to eliminate the requirement that stock options granted pursuant to plans intended to qualify for favorable treatment under Section 16(b) of the Exchange Act be non-transferable. In response to the Commission's action, the Board of Directors of the Company has decided to amend the 1995 Plan to grant the Committee the discretion to permit transfers of Options to family members or other persons for estate planning purposes. Transferees of the options would likely include (i) the spouse, children or grandchildren of the optionee ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members or (iii) a partnership of which such Family Members are the only partners. Because Federal tax rules do not permit incentive stock options to be transferable, it is unlikely that the Committee will permit transferability of incentive stock options. The Board of Directors of the Company believes that the proposed amendment to the 1995 Plan providing for the transferability of stock options granted under the 1995 Plan will enhance the Company's ability to attract employees, consultants and directors to the Company by providing such individuals with the flexibility to transfer Non-qualified Options granted to them by the Company for estate planning purposes. In addition, this proposed amendment will assist the Company's existing employees, consultants and directors with estate planning in connection with future grants of Non-qualified Options. All Non-qualified Options granted to non-employee directors pursuant to
Part II and to executive officers pursuant to Part I of the 1995 Plan will be transferable in the manner described above.

     Eligible Employees and Others. Subject to the limitations mentioned above, ISOs may only be granted pursuant to Part I of the 1995 Plan and may be granted to any employee of the Company or any Related Company (as defined in the 1995
Plan). The aggregate fair market value (determined on the date of grant of an
ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Company) may not exceed $100,000; any portion of an ISO grant that exceeds the $100,000 limit will be treated as a Non-qualified Option. Non-qualified Options, Awards, and Purchases may be granted to any director (other than a member of the Committee), officer, employee, or consultant of the Company or any Related Company under Part I of the 1995 Plan. Currently, no employee of the Company or any Related Company may be granted Options to acquire, in the aggregate, more than 998,000 shares of Common Stock under the 1995 Plan.

     Shares Subject to the 1995 Plan. The 1995 Plan currently authorizes the grant of Stock Rights to acquire 2,000,000 shares of Common Stock. As of September 19, 1997, options to purchase an aggregate of 1,356,650 shares of Common Stock had been granted, 40,926 options had been canceled or forfeited and added back into the shares available for grant, and 684,276 shares of Common Stock remained available for grant under the 1995 Plan. The proposed amendment to the 1995 Plan will increase the number of shares currently reserved for issuance by the number of shares currently reserved for issuance under the Director Plan, less the amount of shares issued upon exercise of options previously granted under the Director Plan.

     Outstanding Stock Rights are subject to adjustment as described hereinafter under "Changes in Stock; Acquisitions; Recapitalizations and Reorganization." Pursuant to the terms of the 1995 Plan, shares subject to Stock Rights which for any reason expire or are terminated unexercised may again be the subject of a grant under the 1995 Plan.

     Stock Rights may be granted under the 1995 Plan at any time prior to September 14, 2005. The Stock Option Committee may, with the consent of the holder of an ISO, convert an ISO granted under the 1995 Plan to a Non-qualified Option.

     Non-qualified Option Exercise Price. The exercise price per share of Non-qualified Options granted pursuant to Part I of the 1995 Plan shall in no event be less than the minimum legal consideration required under the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted pursuant to Part I of the 1995 Plan, with an exercise price less than fair market value per share of Common Stock on the date of grant, are intended to qualify as performance-based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-qualified Options granted under the 1995 Plan shall be exercisable only upon the attainment of a pre-established, objective based performance goal established by the Committee. If the Committee grants Non-Qualified Options with an exercise price less than fair market value per share of Common Stock on the date of grant, such grant will be submitted for, and will be contingent upon shareholder approval.

     The exercise price of Non-qualified Options granted pursuant to Part II of the 1995 Plan, as amended, shall be 100% of the fair market value of the Common Stock on the date of grant.

     ISO Exercise Price. The exercise price per share of ISOs granted under the 1995 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, 110% of the fair market value of the Common Stock on the date of grant.

     Option Duration. The 1995 Plan provides that each Option shall expire on the date specified by the Board of Directors, but not more than eight years from its date of grant in the case of Options generally. However, in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, such ISO shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant.

     Exercise of Options and Payment for Stock. Each Option granted under Part I of the 1995 Plan shall be exercisable as follows:

          A. The Option shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Committee may specify.

          B. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.

          C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

          D. The Board of Directors shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limit on the fair market value of Common Stock subject to ISOs granted to any employee which may become exercisable in any calendar year).

     All Non-qualified Options granted to non-employee directors pursuant to
Part II of the 1995 Plan shall be exercisable in three equal annual vesting periods. If the optionee ceases to be a director of the Company for any reason, other than by reason of voluntary resignation, such annual vesting period is pro-rated monthly for the year in which the director ceased to be a member of the Board. In addition, all Non-qualified Options granted pursuant to Part II become immediately and fully exercisable upon a change of control of the Company (as defined in the 1995 Plan).

     Exercise of an Option under the 1995 Plan is effected by a written notice of exercise delivered to the Company at its principal office together with payment for the shares in full in cash or by check or, if authorized by the Committee in its discretion, in part or in full by tendering shares of Common Stock of the Company or a full recourse promissory note. Such written notice shall also identify the Option being exercised and specify the number of shares as to which the Option is being exercised.

     While the use of the stock payment method offers significant advantages to an optionee, it is subject to certain restrictions. The use of the stock payment method will result in unfavorable tax treatment to the optionee where the exchanged shares were acquired under incentive stock option or certain other tax advantaged plans and the applicable periods for disqualifying dispositions have not expired. In addition, under accounting principles, a charge against the Company's income may be necessary for Options exercised by the use of the stock payment method.

     Effect of Termination of Employment, Death or Disability. If an ISO optionee ceases to be employed by the Company or any Related Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 60 days from the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-qualified Options. Leave of absence with the written approval of the Board of Directors shall not constitute an interruption of employment provided that such approval contractually requires the Company to continue the employment of the employee after the leave of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (including illness, military obligations or governmental service) provided such leave does not exceed 90 days or, if longer, any period during which the employees' right to reemployment is guaranteed by statute.

     If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Company by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date or at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

     Non-qualified Options granted pursuant to Part I of the 1995 Plan are subject to such termination and cancellation provisions as may be determined by the Committee. Non-qualified Options granted to non-employee directors pursuant to Part II of the 1995 Plan will terminate, to the extent not then vested, when such non-employee director ceases to be a member of the Board. To the extent vested, the Non-qualified Option may be exercised within 270 days of the date the optionee ceases to be a member of the Board. Such Non-qualified Options shall terminate entirely after such 270 days have expired.

     Limited Transferability of Non-qualified Options. Generally, only the optionee may exercise an option; no assignment or transfers are permitted except by will or by the laws of descent and distribution. However, if the 1995 Plan is amended as described herein, the Committee with respect to Non-qualified Options granted pursuant to Part I of the 1995 Plan, may, in its discretion, permit an optionee to transfer the option to family members or other entities for estate planning purposes. All Non-qualified Options granted to non-employee directors pursuant to part II of the 1995 Plan will be transferable to family members or other entities for estate planning purposes. Eligible transferees of Options would likely include (i) the spouse, children or grandchildren of the optionee ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership of which such Family members are the only partners. In connection with permitting transfers, the Committee may require that (i) no consideration given or payment made for any such transfer, (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability at the date of grant in a manner consistent with the terms of the 1995 Plan, and (iii) subsequent transfers of the transferred Option shall be prohibited except in accordance with the 1995 Plan, by will or the laws of descent and distribution. Following any such transfer, the transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

     Changes in Stock; Acquisition; Recapitalization and Reorganizations. In the event shares of Common Stock of the Company are subdivided or combined into a greater or smaller number of shares or if the Company issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company under the 1995 Plan (the "Successor Board"), shall, as to outstanding Options granted pursuant to Part I of the 1995 Plan, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     In the event of a recapitalization or reorganization of the Company (other than a transaction described in preceding paragraph) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option granted pursuant to Part I of the 1995 Plan shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

     In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3, adjustments in the number and kind of shares authorized by Part II and in the number and kind of shares covered by, and in the option price of, outstanding Options granted pursuant to Part II, necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option, shall be made.

     Upon the happening of any of the events described in the preceding three paragraphs, the class and aggregate number of shares reserved for issuance upon the exercise of Options under the 1995 Plan shall also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, in respect to ISOs, the adjustments described above shall be made only after the Board of Directors, in consultation with legal counsel, determines whether such adjustments would constitute a modification of such ISOs or would cause adverse tax consequences to the holders of ISOs.

     Amendment, Suspension and Termination of the 1995 Plan. The Board of Directors may terminate or amend the 1995 Plan in any respect at any time, except that, without the prior approval of the holders of a majority of the outstanding shares of Common Stock (a) the total number of shares that may be issued under the 1995 Plan may not be increased except as previously described under "Changes in Stock; Acquisitions; Recapitalization and Reorganization;" (b) the provisions regarding eligible employees may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); and (d) the expiration date of the 1995 Plan may not be extended. No action of the Board of Directors or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any Option previously granted to him.

     Change of Control. An amendment to the 1995 Plan, approved by the Board of Directors on July 8, 1997 provides that upon a Change of Control (as defined below), any then-unexercisable portion of an Option granted to non-employee directors pursuant to Part II of the 1995 Plan shall become immediately and fully exercisable. For purposes of the 1995 Plan, "Change of Control" means the closing of: (i) a merger, consolidation, liquidation or reorganization of the company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or
(iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).

     Miscellaneous. The proceeds received by the Company from the sale of shares pursuant to the 1995 Plan shall be used for general corporate purposes. The Company's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-qualified Options, Awards, or Purchases for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Board of Directors may condition the grant or exercise of an Option, Award, or Purchase on the payment to the Company of such taxes. An employee is required to notify the Company in the event that he disposes of stock acquired on the exercise of an ISO prior to the later of two years from the date of grant or one year from the date of exercise of the ISO. Unless terminated earlier by the Board of Directors, the 1995 Plan will expire on September 14, 2005.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected the firm of Price Waterhouse LLP, independent certified accountants, to serve as auditors for the year ending June 30, 1998. Price Waterhouse LLP has served as the Company's auditors since 1992. The Board recommends a vote FOR ratification of this selection.

     It is expected that a member of the firm of Price Waterhouse LLP will be present at the Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders.

     The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by SEC regulation to furnish the Company will all Section 16 forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 1997 all of its officers, directors and greater-than-ten-percent stockholders complied with all
Section 16(a) filing requirements; except that Josef H. von Rickenbach and Peter Barton Hutt each filed a late statement of changes of Beneficial Ownership of Securities (Form 4) with respect to the exercise of an option.

                             STOCKHOLDER PROPOSALS

     The Company currently intends to hold its 1998 Annual Meeting of Stockholders during November 1998. To be included in the Proxy Statement and form of proxy for the Company's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company by June 9, 1998. Such stockholder proposals should be submitted to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02154, Attention: Clerk.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

                        PAREXEL INTERNATIONAL CORPORATION

                      AMENDED AND RESTATED 1995 STOCK PLAN

              (as amended by the Board of Directors on July 8, 1997
                                       and
               approved by the Stockholders on November ___, 1997)

INTRODUCTION:  GENERAL PROVISIONS

     1.     PURPOSE.

            A. PART I - NON-FORMULA GRANTS. Part I of this Amended and Restated 1995 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of PAREXEL International Corporation (the "Company"), and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases").

            B. PART II - FORMULA GRANTS. Part II of this Plan is designed to operate as a formula plan and intended to promote the interests of the Company, with an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board") by providing such directors with an automatic, annual grant of Non-Qualified Options pursuant to the terms and conditions of Part II of this Plan.

            C. CERTAIN DEFINITIONS. Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

     2.     ADMINISTRATION OF THE PLAN.

            A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board or, subject to paragraph 2D (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. With respect to Stock Rights granted pursuant to Part I of the Plan and subject to ratification of the grant or authorization of each Stock Right pursuant to
     Part I of the Plan by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs shall be granted, and determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 14, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 15) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. With respect to Non-Qualified Options granted pursuant to Part II of the Plan, the terms of such Non-Qualified Options shall be as set forth in paragraphs 23 through 28. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

            B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the members of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall constitute the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

            C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. In addition to the Non-Qualified Options automatically granted to non-employee directors pursuant to Part II of the Plan, Stock Rights may be granted pursuant to
     Part I of this Plan to members of the Board. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

            D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

     3. ELIGIBLE OPTIONEES. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted pursuant to Part I to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. Non-Qualified Options granted pursuant to Part II may only be granted to non-employee directors of the Company. With respect to Stock Rights granted pursuant to Part I of the Plan, the Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan, subject to adjustment as provided in paragraph 11 of the Plan, is the sum of (x) 2,000,000, plus (y) a number equal to 600,000 minus the number of shares issued upon the exercise of options granted under the 1995 Non-Employee Director Stock Option Plan of the Company (the "Director Plan), subject to adjustment as provided in paragraph 11. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 998,000 shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     The aggregate number of shares which may be issued pursuant to Part II shall not exceed 540,000 shares, minus the number of shares issued upon the exercise of options granted under the Director Plan, subject to adjustment in accordance with paragraph 11 of the Plan.

     5. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock owned by the optionee free and clear of any restrictions (other than those arising under securities laws) for at least six months having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a),
(b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses
(b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in paragraph 11 below with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued. The stock certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, (the "Act") or any state securities laws.

     6. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     7. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Option pursuant to an arms-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as described in paragraph 22), the vesting or transfer of restricted stock or securities acquired on the exercise of a Stock Right hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising a Stock Right, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock held by the grantee for at least six months or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Stock Right shares having an aggregate fair market value equal to the amount of such withholding taxes.

     8.     GOVERNMENTAL AND SECURITIES LAW REGULATION.

            A. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. The Company shall have no obligation to deliver any stock certificate or certificates upon exercise of an Option until one of the following conditions shall be satisfied:

            (i) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

            (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

            B. If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful for any reason, including without limitation the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any shares of Common Stock pursuant to the exercise of an Option to an optionee or any other authorized person unless a registration statement that complies with the provisions of the Act in respect of such shares of Common Stock is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares of Common Stock, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law. The Company is in no event obligated to register any such shares of Common Stock, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares of Common Stock of any optionee or other authorized person.

            C. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Stock Rights in connection with the Plan.

            D. If requested by the Company, an optionee shall deliver to the Company written representations and warranties upon exercise of the Option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under an Option granted pursuant to this Plan is made for investment and not with a view to their distribution (as that term is used in the Act.)

     9. COMPLIANCE WITH REGULATIONS. It is the Company's intent that the Plan comply in all respects with Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof ("Rule 16b-3"). If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     10. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

     11. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

            A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of outstanding Options, as well as any Non-Qualified Options to be granted under Part II, shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

            B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options granted pursuant to Part I of the Plan, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options granted pursuant to Part I must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options granted pursuant to Part I in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3, adjustments in the number and kind of shares authorized by Part II and in the number and kind of shares covered by, and in the option price of outstanding Options under Part II necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option shall be made.

            C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option granted pursuant to Part I shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

            D. MODIFICATION OF ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

            E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option granted pursuant to this Plan will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

            F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

            G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

            H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted shall also be appropriately adjusted to reflect the events described in such subparagraphs.

     12. TERM AND AMENDMENT OF PLAN. This Plan was initially adopted by the Board on September 14, 1995 and approved by the Stockholders of the Company on November 3, 1995, and amended and restated by the Board on July 8, 1997 subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Annual Meeting (or Special Meeting in Lieu of Annual Meeting) of Stockholders. The Plan shall expire at the end of the day on September 13, 2005 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 11); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 14 regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 11); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 12, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

PART I:  NON-FORMULA GRANTS

     13.    NON-FORMULA GRANT OF STOCK RIGHTS.

            Stock Rights may be granted under this Part I at any time prior to September 14, 2005. The date of grant of a Stock Right under this Part I will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     14.    MINIMUM OPTION PRICE; ISO LIMITATIONS.

            A. PRICE FOR NON-QUALIFIED OPTIONS. Subject to paragraph 2D, the exercise price per share specified in the agreement relating to each Non-Qualified Option granted under Part I shall in no event be less than the minimum legal consideration required therefor under the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

            B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

            C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

            D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     15. OPTION DURATION. Subject to earlier termination as provided in paragraphs 17 and 18, each Option granted pursuant to this Part I shall expire on the date specified by the Committee, but not more than (i) eight years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 14B. Subject to earlier termination as provided in paragraphs 17 and 18, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 21.

     16. EXERCISE OF OPTION. Subject to the provisions of paragraphs 17 through 21, each Option granted under this Part I shall be exercisable as follows:

            A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

            B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

            C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

            D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option granted pursuant to Part I; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 21) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 14C.

     17. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 18, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 21. For purposes of this paragraph 17, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 17, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     18.    DEATH; DISABILITY.

            A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

            B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     19. TRANSFERABILITY AND ASSIGNABILITY. Except as set forth below, (i) no Stock Right shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution; and (ii) during the lifetime of the optionee each Stock Right granted under this Part I shall be exercisable only by him. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of any Non-Qualified Option granted under this Part I to be transferable by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership of which such Immediate Family Members are the only partners, provided that (x) only the Committee may in its discretion permit transfers to other persons or entities, (y) the stock option agreement pursuant to which the Non-Qualified Option is granted must be approved by the Committee, and must expressly provide for transferability at the date of grant in a manner consistent with the Plan, and (z) subsequent transfers of the transferred

Non-Qualified Option shall be prohibited except in accordance with this paragraph. Following any such transfer, the Non-Qualified Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraph 11, hereof, the term "optionee" shall be deemed to refer to the transferee. The events of termination of Business Relationship set forth in the grantee's option agreement shall continue to be applied with respect to the original optionee, following which the Non-Qualified Option shall be exercisable by the transferee only to the extent, and for the periods specified therein.

     20. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to this Part I shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 14 through 19 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option granted pursuant to this Part I shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     21. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this
Part I shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

     22. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO, each optionee agrees to notify the Company in writing immediately after he makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under this Part I. A Disqualifying Disposition is generally any disposition occurring within two years of the date the ISO was granted or within one year of the date the ISO was exercised, whichever period ends later.

PART II:  FORMULA GRANTS

     23. AUTOMATIC FORMULA GRANTS OF NON-QUALIFIED OPTIONS TO NON-EMPLOYEE DIRECTORS. On the 1st business day in July in each year beginning in July 1998, each member of the Board who is not an employee or officer of the Company on such date and who has served as a member of the Board since the last meeting of stockholders at which directors were elected, shall be automatically granted an option, subject to adjustment in accordance with paragraph 11, to purchase: (i) 1,000 shares of the Common Stock, multiplied by the number of Board meetings physically attended by such person during the immediately preceding fiscal year; plus (ii) 500 shares of the Common Stock, multiplied by the number of Board meetings such person participated in by telephone during the immediately preceding fiscal year; plus (iii) 1,000 shares of the Common Stock, multiplied by the number of committee meetings (other than committee meetings held on the same day as full Board meetings) physically attended by such person during the immediately preceding fiscal year; plus (iv) 500 of the Common Stock, multiplied by the number of committee meetings such person participated in by telephone during the immediately preceding fiscal year; plus (v) 500 shares of the Common Stock, multiplied by the number of committee meetings held on the same day as a Board meeting and physically attended by such person during the immediately preceding fiscal year; provided, however, that (A) the aggregate number of shares granted pursuant to clauses (i) and (ii) above shall not exceed 7,500 shares in connection with any grant in any year under this paragraph 23; (B) the aggregate number of shares granted pursuant to clauses (iii), (iv) and (v) above shall not exceed 3,750 shares per committee in connection with any grant in any year under this paragraph 23; and (C) the aggregate number of shares granted pursuant to clauses (iii), (iv) and (v) above shall not exceed 7,500 shares in connection with any grant in any year under this paragraph 23.

     Except for the specific Options referred to in this paragraph 23, no other Options shall be granted under this Part II.

     24. OPTION PRICE. The purchase price of the shares of Common Stock covered by any Option granted pursuant to this Part II shall be 100% of the fair market value of such shares on the day the option is granted, determined in accordance with Section 14D. The option price will be subject to adjustment in accordance with the provisions of paragraph 11 of this Plan.

     25. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of paragraph 27, an Option granted pursuant to this Part II shall expire on the date which is eight (8) years after the date of grant of the Option.

     26.    VESTING OF SHARES AND TRANSFERABILITY OF OPTIONS.

            A.    VESTING.

            No Option granted under this Part II shall be exercisable until it becomes vested, and shall vest and thus become exercisable for the fraction of shares subject to such

            Option set forth opposite the applicable date below (rounded up to the nearest whole share):

            one year from the         -        one-third of shares subject to
            date of grant                           the Option

            two years from the        -        an additional one-third of
            date of grant                           shares subject to the Option

            three years from the      -        an additional one-third of
            date of grant                           shares subject to the Option

            Each of the dates on which an installment of the Option becomes exercisable pursuant to this paragraph 26 shall be referred to as the "Annual Vesting Date".

         In addition to the number of shares as to which the Option may be exercised in accordance with this paragraph 26, if the optionee ceases to be a director of the Company for any reason, other than by reason of a voluntary resignation by such director, the optionee may exercise an Option granted pursuant to this Part II for the additional number of shares as is determined by multiplying (i) the number of shares that would otherwise vest on the next anniversary of the date of grant by (ii) the quotient obtained by dividing (A) the number of full months elapsed between the later of the date on which the Option was granted to the Optionee and the most recent Annual Vesting Date Prior to the date the Optionee ceased to be a director of the Company (the "Termination Date") and the Termination Date divided by
    (B) 12, provided, however, such number of shares shall be rounded down to the nearest whole number of shares.

            Notwithstanding the foregoing and notwithstanding the last sentence of paragraph 11B, upon a Change of Control (as defined below), any then-unexercisable portion of a Option granted pursuant to this Part II shall become immediately and fully exercisable. For purposes of this paragraph 26A, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).

            B. TRANSFERABILITY AND ASSIGNABILITY. Except as set forth below, (i) no Non-Qualified Options granted pursuant to this Part II shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution; and (ii) during the lifetime of the optionee each Non-Qualified Option granted pursuant to this Part II shall be exercisable only by the optionee. Notwithstanding the foregoing, all or a portion of the Non-Qualified Options granted pursuant to this Part II to an optionee will be transferable by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership of which such Immediate Family Members are the only partners, provided that subsequent transfers of the transferred Non-Qualified Option shall be prohibited except in accordance with this paragraph 26B. Following any such transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraph 11, hereof the term "optionee" shall be deemed to refer to the transferee. The termination of Option Rights set forth in paragraph 27 hereof shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified therein.

     27. TERMINATION OF OPTION RIGHTS. In the event an optionee ceases to be a member of the Board for any reason, any then unexercised portion of Options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an Option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 270 days of the date the optionee ceased to be a member of the Board; and all Options shall terminate after such 270 days have expired.

     28. OPTION AGREEMENT. Each Non-Qualified Option granted under the provisions of this Part II shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such Option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

                        PAREXEL INTERNATIONAL CORPORATION
       PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 13, 1997
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Josef H. von Rickenbach and William T. Sobo, Jr. and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company to be held at the Harvard Club, One Federal Street, Boston, Massachusetts on November 13, 1997 at 3:00 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 8, 1997, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

1. To elect two (2) Class II Directors
   to serve for three year terms.

NOMINEES: James L. Saalfield        2. To approve a proposal to amend and restate the 1995          For     Against   Withheld
                                    Stock Plan (the "1995 Plan"):                                   [ ]       [ ]       [ ]
   For         Withheld
   [ ]            [ ]                (a) in connection with the termination of the 1995
                                         Non-Employee Director Stock Option Plan (the
                                        "Director Plan") and the resulting elimination of
                                         the annual automatic grant to each non-employee
                                         director of an option to purchase 20,000 shares of
                                         Common Stock of the Company,
          Serge Okun
                                         (i)  to transfer all remaining shares available
   For         Withheld                       for grant under the Director Plan to the 1995
   [ ]            [ ]                         Plan, without increasing the aggregate number
                                              of shares available for grant under all of the
                                              Company's stock option plans, and

                                         (ii) to provide for an annual formula grant to
                                              non-employee directors of an option to purchase
                                              up to 15,000 shares of Common Stock of the
                                              Company under the 1995 Plan, such grant being
                                              dependent upon the attendance by such non-employee
                                              director at meetings of the Board of Directors and
                                              committees thereof; and

                                     (b) to provide for the limited transferability of stock
                                         options granted under the 1995 Plan.

                                    3. To ratify the selection of Price Waterhouse LLP as
                                    auditors for the fiscal year ending June 30, 1998.              [ ]       [ ]       [ ]

                                                                                                    MARK HERE           [ ]
                                                                                                    FOR ADDRESS
                                                                                                    CHANGE AND
                                                                                                    NOTE AT LEFT

                                    THIS PROXY SHOULD BE DATED AND SIGNED BY THE STOCKHOLDER(S)
                                    EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED
                                    PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A
                                    FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY
                                    JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

                                    Signature:______________________________ Date_______________

                                    Signature:______________________________ Date_______________